Exhibit 10.3

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (“Agreement”) is made and entered into as of the 24th day of November, 2013 by and among DNB Bank ASA, New York Branch (“DNB” or the “Escrow Agent”), DHT Holdings, Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands (the “Company”) and RS Platou Markets, Inc. (the “Placement Agent”).

WITNESSETH:

WHEREAS, the Company proposes to sell 13,400,000 shares of its common stock, par value $0.01 per share (the “Common Shares”), and 97,579 shares of its Series B Participating Preferred Stock, par value $0.01 per share (the “Preferred Shares” and, together with the Common Shares, the “Shares”) pursuant to the Stock Purchase Agreement, by and among the Company and the investors parties thereto (the “Investors”), dated November 24, 2013 (the “Purchase Agreement”);

WHEREAS, with respect to all payments received from the Investors to settle the Shares purchased by such Investors pursuant to the Purchase Agreement, the Company and the Placement Agent propose to establish an escrow account with DNB for credit to the Company; and

WHEREAS, the Escrow Agent is willing to receive and disburse the proceeds from the offering of the Shares purchased by the Investors, and any interest earned thereon, in accordance herewith.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Deposit of Escrowed Funds. Unless otherwise agreed to by the Company, the Placement Agent and any particular Investor, the Placement Agent shall instruct the Investors to wire to the Escrow Agent funds of such Investors delivered in payment for their respective Shares (the “Escrowed Funds”). The Placement Agent shall, as to each Investor, instruct each such Investor to remit the aggregate purchase price pursuant to the Purchase Agreement entered into by such Investor in the form of a wire transfer to the Escrow Account (as defined below) as promptly as possible with respect to the Escrowed Funds in payment for their respective Shares. Wire transfers to the Escrow Account (as defined below) shall be made in immediately available federal funds transferred to DNB to the following account:

Bank name: DNB Bank ASA, New York Branch
SWIFT BIC: DNBAUS33
Bank Account Name: DHT Holdings Inc/R.S. Platou Markets Inc
Bank Account Number: 28440001
Attention: Helene Vales

Upon receipt of Escrowed Funds from such Investors, the Escrow Agent shall credit such Escrowed Funds to a fully segregated non-interest bearing account held by the Escrow Agent for the purpose of holding in trust all Escrowed Funds (the “Escrow Account”).

2.           Acceptance. Upon receipt of the Escrowed Funds, the Escrow Agent shall acknowledge such receipt in writing to the Company and the Placement Agent and shall hold and disburse the same pursuant to the terms and conditions of this Agreement. The Escrow Agent shall have no duty to verify whether the amounts and property delivered comport with the requirements of any other agreement.

3.           List of Investors. The Placement Agent shall furnish or cause to be furnished to the Escrow Agent, at the time of each deposit of funds pursuant to Section 1, a list, substantially in the form of Exhibit B hereto, containing the name of, the address of, the number of Shares purchased by, and the purchase amount delivered to the Escrow Agent on behalf of, each listed Investor whose funds are being deposited. The Escrow Agent shall promptly notify the Placement Agent and the Company of any discrepancy between the purchase amounts set forth on any list delivered pursuant to this Section 3 and the purchase amounts received by the Escrow Agent. The Escrow Agent is authorized, with the consent of the Company (not to be unreasonably withheld), to revise such list to reflect the actual purchase amounts received and the release of any purchase amounts pursuant to Section 4, provided that the Placement Agent shall be promptly notified of any such revision and provided a copy of such list, reflecting such revisions.

4.           Withdrawal of Purchase Amounts.

(a)   If the Escrow Agent shall receive a notice, substantially in the form of Exhibit C hereto (an “Offering Termination Notice”), from the Placement Agent, the Escrow Agent shall promptly after receipt of such Offering Termination Notice, send to each Investor listed on the list held by the Escrow Agent pursuant to Section 3 whose total purchase amount shall not have been released pursuant to paragraph (b) of this Section 4, in the manner set forth in paragraph (d) of this Section 4, a check to the order of such Investor in the amount of the remaining purchase amount of such Investor held by the Escrow Agent as set forth on such list held by the Escrow Agent. The Escrow Agent shall notify the Company and the Placement Agent of the distribution of such funds to the Investors.

(b)  In the event that (i) the Shares have been purchased and funds in respect thereof shall have been deposited with the Escrow Agent on or before the Closing Date and (ii) no Offering Termination Notice under paragraph (a) of this Section 4 shall have been delivered to the Escrow Agent, the Company shall deliver to the Escrow Agent on the Closing Date a notice, bearing an acknowledgement by the Placement Agent, substantially in the form of Exhibit D hereto (a “Closing Notice”), designating the date on which Shares are to be sold and delivered, or caused to be delivered, to the Investors thereof (the “Closing Date”), the proceeds of which are to be distributed to the Company on such Closing Date, and identifying the Investors and the number of Shares to be sold to each thereof on such Closing Date. The Escrow Agent, after receipt of such Closing Notice, shall on such Closing Date, pay by wire transfer to the Company and the Placement Agent, in federal or other immediately available funds and otherwise in the amounts and in the manner specified by the Company and the Placement Agent in such Closing Notice, an aggregate amount equal to the aggregate of the purchase amounts paid by the Investors identified in such Closing Notice for the Shares to be sold on such Closing Date as set forth on Schedule I to such Closing Notice; and

(c)  [RESERVED]

(d)  For the purposes of this Section 4, any check that the Escrow Agent shall be required to send to any Investor, the Company or the Placement Agent shall be sent to such Investor or the Company by first class mail, postage prepaid, at such Investor’s address furnished to the Escrow Agent pursuant to Section 3, the Company’s address as set forth in Section 8(b), or the Placement Agent’s address as set forth in Section 8(c).

(e)      For the avoidance of doubt, the Escrow Agent shall neither receive nor hold any Shares pursuant to this Agreement.

(f)   For the further avoidance of doubt, any document delivered pursuant to this Section 4 may be executed by any authorized signatory of the Company or the Placement Agent, as the case may be, which authorized signatory need not be the same individual as the signatory of this Agreement.

5.    Escrow Agent; Duties and Liabilities.

(a)   It is expressly understood and agreed by the parties that (i) the duties of the Escrow Agent, as herein specifically provided, are purely ministerial in nature; (ii) the Escrow Agent shall not have any duty to deposit or to invest the Escrowed Funds except as provided herein, (iii) the Escrow Agent shall not be responsible or liable in any manner whatsoever for, or have any duty to inquire into, the sufficiency, correctness, genuineness or validity of the notices it receives hereunder, or the identity, authority or rights of any of the parties; (iv) the Escrow Agent shall have no duties or responsibilities in connection with the Escrowed Funds, other than those specifically set forth in this Agreement; (v) the Escrow Agent shall not incur any liability in acting upon any signature, written notice, request, waiver, consent, receipt, or any other paper or document reasonably believed by the Escrow Agent to be genuine; (vi) the Escrow Agent shall incur no liability whatsoever except for such resulting from its willful misconduct or gross negligence, as long as the Escrow Agent has acted in good faith in the performance of its duties hereunder; and (vii) upon the Escrow Agent’s performance of its obligations under Section 4 hereof, the Escrow Agent shall be relieved of all liability, responsibility and obligation with respect to the Escrowed Funds or arising out of or under this Agreement as set forth in Section 6 hereof.

(b)  The Escrow Agent shall not be under any obligation to take any legal action in connection with this Agreement or towards its enforcement or performance, or to appear in, prosecute or defend any action or legal proceeding, or to file any return, or pay or withhold any income or other tax payable with respect to any Escrowed Funds or the disbursement thereof, any payment of or in respect of which shall constitute a Loss under Section 6 below, and Placement Agent and the Company agree to provide to the Escrow Agent such information and documentation as the Escrow Agent may reasonably request in connection therewith.

(c)  In the event of any disagreement relating to the Escrowed Funds or the disbursement thereof resulting in adverse claims or demands being made in connection with the Escrowed Funds or in the event that the Escrow Agent is unable to determine what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrowed Funds, but only to the extent of the Escrowed Funds in controversy so long as such disagreement shall continue, until the Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction regarding the proper disposition or (ii) a letter of instruction from the Company, acknowledged by the Placement Agent, directing delivery of the Escrowed Funds, in which event the Escrow Agent shall disburse the Escrowed Funds in accordance with such order or letter. Any court order shall be accompanied by a legal opinion of counsel for the presenting party reasonably satisfactory to the Escrow Agent to the effect that the order is final and non-appealable. The Escrow Agent shall act on such court order and legal opinion without further inquiry. If a proceeding for such determination is not begun and diligently continued, the Escrow Agent may make an ex parte application or bring any other appropriate action for leave to deposit the Escrowed Funds in the Supreme Court of the State of New York, County of New York seeking such determination or such declaratory relief as the Escrow Agent shall deem reasonably necessary under the circumstances, and the parties each hereby irrevocably consent to the entering of an ex parte order pursuant to all applicable laws, rules and procedures of the State of New York  and such court. The Escrow Agent shall be reimbursed by the Company, for all of the Escrow Agent’s reasonable costs and expenses of such action or proceeding, including, without limitation, attorneys’ fees and disbursements.

(d)  The Escrow Agent does not have any interest in the Escrowed Funds deposited hereunder and is serving as escrow agent only and having only possession thereof. Any payments of income from the Escrowed Funds shall be subject to withholding regulations then in force with respect to United States federal or state income taxes. Section 5(c) and this Section 5(d) shall survive any termination of this Agreement or the resignation of the Escrow Agent in accordance with Section 5(i) below.

(e)   None of the provisions of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(f)   The Escrow Agent may consult with independent counsel and the advice or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel.

(g)      The Escrow Agent shall have no obligation to, and shall not, invest and/or reinvest any cash held by the Escrow Agent in the absence of timely and specific written investment direction from the Company and the Placement Agent. In no event shall the Escrow Agent be liable for the selection of investments or for investment losses incurred thereon; provided that the Escrow Agent has complied with written investment directions from the Company and the Placement Agent. The Escrow Agent shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Company and the Placement Agent to provide timely written investment direction.

(h)      The Escrow Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through agents, attorneys, custodians or nominees appointed with due care.

(i)   The Escrow Agent may at any time resign by giving ten (10) days written notice of resignation to the Company and the Placement Agent. Upon receiving such notice of resignation, the Company and the Placement Agent shall promptly appoint a successor and, upon the acceptance by the successor of such appointment, release the resigning Escrow Agent from its obligations hereunder by written instrument, a copy of which instrument shall be delivered to the resigning Escrow Agent and the successor. If no successor shall have been so appointed and have accepted appointment within forty-five (45) days after the giving of such notice of resignation by the Escrow Agent, the resigning Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor.  The retiring Escrow Agent shall transmit all records pertaining to the Escrowed Funds and shall pay all Escrowed Funds to the successor Escrow Agent.

(j)   Any partnership or other similar entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any partnership, corporation or other similar entity resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any partnership, corporation or other similar entity succeeding to the business of the Escrow Agent shall be the successor of the Escrow Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

(k)   No printed or other matter in any language (including, without limitation, any registration statement, any prospectus supplement relating to the Shares, notices, reports and promotional material) which mentions the Escrow Agent’s name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties’ behalf unless the Escrow Agent shall first have been provided a copy thereof. The Escrow Agent hereby consents to the use of its name and the reference to the escrow arrangement in any registration statement and in any prospectus supplement relating to the Shares.

        6.   Indemnification of Escrow Agent. The Company and the Placement Agent hereby agree to indemnify and hold the Escrow Agent harmless from any and all liabilities, obligations, damages, losses, claims, encumbrances, costs or expenses (including reasonable attorneys’ fees and expenses) (any or all of the foregoing herein referred to as a “Loss”) arising hereunder or under or with respect to the Escrowed Funds, except for a Loss resulting from the Escrow Agent’s gross negligence or willful misconduct;

        7.           Compensation of Escrow Agent. At the time of execution of this Agreement the Company shall pay the Escrow Agent an administration fee of $15,000.00 for any and all services to be rendered by the Escrow Agent hereunder. The Company shall reimburse the Escrow Agent upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Escrow Agent in implementing any of the provisions of this Agreement, including reasonable compensation, expenses and disbursements of its counsel, except any such expense, disbursement, or advance as may arise from its gross negligence or willful misconduct.

        8.           Notices. Any notice or demand desired or required to be given hereunder shall be in writing and deemed given when sent by facsimile transmission with receipt confirmed to the telephone number below and addressed as follows:

a.	If to the Escrow Agent, to:

DNB Bank ASA, New York Branch
200 Park Avenue, 31st Floor
New York, NY 10166
Attention: Helene Vales
Facsimile: +1 212 681 4123

with payment instructions to:

Bank of New York Mellon, NY
ABA 021000018/SWIFT BIC: IRVTUS3N
F/O DNB Bank ASA, NY
Swift BIC: DNBAUS33
For further credit to:
DHT Holdings, Inc/R>S> Platou Markets, Inc
Account: 28440001

b.		If to Company, to:

DHT Holdings, Inc.
Clarendon House
2 Church Street
Hamilton HM 11
Bermuda
Fax: +44 1534 878427
Attention: Chief Executive Officer

with a copy to:

DHT Management AS
Haakon VIIs gt. 1, 6th floor
POB 2039, 0125 Oslo, Norway
Fax: +47 2311 508
Attention: Chief Executive Officer

with a copy to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Fax: 212-474-3700
Phone: 212-474-1000
	Attention:	Erik R. Tavzel
Stephen L. Burns

c.		If to the Placement Agent, to:

RS Platou Markets, Inc.
410 Park Avenue
7th Floor, Suite 710
New York, New York 10022
Facsimile: 212-207-9043

and

RS Platou Markets AS c/o RS
Platou Markets Inc.
410 Park Avenue
7th Floor, Suite 710
New York, New York 10022
Facsimile: 212-207-9043

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004
Attention: Joshua Wechsler
Facsimile: 212-859-4000

or to such other address or account information as hereafter shall be designated in writing by the applicable party.

    9.      Entire Agreement. This Agreement, the Purchase Agreement, and the engagement letter by and between the Company and the Placement Agent, and any exhibits and schedules hereto and thereto constitute the entire agreement between the parties hereto pertaining to the subject matters hereof, and supersede all negotiations, preliminary agreements and all prior and contemporaneous discussions and understandings of the parties in connection with the subject matters hereof. Any exhibits and schedules hereto are hereby incorporated into and made a part of this Agreement.

    10.    Amendments.  (a)  No amendment, waiver, change or modification of any of the terms, provisions or conditions of this Agreement shall be effective unless agreed to in writing by all parties or by their duly authorized agents. Waiver of any provision of this Agreement shall not be deemed a waiver of future compliance therewith and such provision shall remain in full force and effect.

(b)   The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law or otherwise.

        11.         Severability. In the event any provision of this Agreement is held invalid, illegal or unenforceable, in whole or in part, the remaining provisions of this Agreement shall not be affected thereby and shall continue to be valid and enforceable, so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions contemplated hereby are fulfilled to the extent possible.

    12.          Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable principles of conflicts of law.

        13.         Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HERETO HEREBY ACCEPT FOR THEMSELVES AND IN RESPECT OF THEIR RESPECTIVE PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. THE PARTIES HERETO HEREBY IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO SUCH PARTY BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS SPECIFIED HEREIN. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

        14.         Headings and Captions. The titles or captions of paragraphs in this Agreement are provided for convenience of reference only, and shall not be considered a part hereof for purposes of interpreting or applying this Agreement, and such titles or captions do not define, limit, extend, explain or describe the scope or extent of this Agreement or any of its terms or conditions.

        15.         Gender and Number. Words and phrases herein shall be construed as in the singular or plural number and as masculine, feminine or neuter gender, according to the context.

        16.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties, and in making proof hereof, it shall not be necessary to produce or account for more than one such counterpart.

        17.         Binding Effect on Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns, and the purchasers of the Shares. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto (and their respective legal representatives, heirs, successors and assigns), any rights, remedies, obligations or liabilities hereunder.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

DHT HOLDINGS, INC.

By:	/s/ Svein Moxnes Harfjeld
	Name:	Svein Moxnes Harfjeld
	Title:	Chief Executive Officer

[Signature Page to Escrow Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ESCROW AGENT:

DNB Bank ASA, New York Branch

By:	/s/ Henrik Asland
	Name:	Henrik Asland
	Title:	Senior Vice President

By:	/s/ Philip F. Kurpiewski
	Name:	Philip F. Kurpiewski
	Title:	Senior Vice President

[Signature Page to Escrow Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PLACEMENT AGENT:

RS PLATOU MARKETS, INC.

By:	/s/ Marius Halvorsen
	Name:	Marius Halvorsen
	Title:	Chief Executive Officer

[Signature Page to Escrow Agreement]

EXHIBIT A
PURCHASE AGREEMENT

A-1

EXHIBIT B

INVESTORS

Name and Address of Investor	Exact Name Shares are to be Registered In	Number of Common Shares	Number of Preferred Shares	Purchase Amount

TOTAL:

B-1

EXHIBIT C

FORM OF OFFERING TERMINATION NOTICE

, 2013

DNB Bank ASA, New York Branch
200 Park Avenue, 31St Floor
New York, NY 10166

Attention: Helene Vales

Ladies and Gentlemen:

Pursuant to Section 4(a) of the Escrow Agreement dated as of November __, 2013 (the “Escrow Agreement”) among DHT Holdings, Inc., RS Platou Markets, Inc. (“Platou”) and you, Platou hereby notifies you of the termination of the offering of the Shares (as that term is defined in the Escrow Agreement) and directs you to make payments to the Investors as provided for in Section 4(a) of the Escrow Agreement.

Very truly yours,

RS PLATOU MARKETS, INC.

By:
Name:
Title:

C-1

EXHIBIT D

FORM OF CLOSING NOTICE

, 2013

DNB Bank ASA, New York Branch
200 Park Avenue, 31St Floor
New York, NY 10166

Attention:

Ladies and Gentlemen:

Pursuant to Section 4(b) of the Escrow Agreement dated as of November __, 2013 (the “Escrow Agreement”) among DHT Holdings, Inc. (the “Company”), RS Platou Markets, Inc. and you, the Company hereby certifies that it has entered into the Purchase Agreement (as defined in the Escrow Agreement) in respect of the Shares (as defined in the Escrow Agreement) and the Company will, subject to and in accordance with the terms of the Purchase Agreement, sell and deliver, or cause to be delivered, Shares to the Investors thereof at a closing to be held on November __, 2013 (the “Closing Date”). The names of the Investors concerned, the number of Shares purchased by each of such Investors and the related purchase amounts are set forth on Schedule I annexed hereto.

Please accept these instructions as standing instructions for the closing to be held on the Closing Date. The parties hereto certify that they do not wish to have a call back regarding these instructions. The parties hereto further certify that their instructions may be transmitted to you via facsimile.

We hereby request that the aggregate purchase amount be paid to the Placement Agent and us as follows:

1.     To the Company, $ _________ as follows:

[wire instructions]

2.     To RS Platou Markets, Inc. (on behalf of itself and RS Platou Markets AS), $_________ as follows:

[wire instructions]

         These instructions may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

D-1

Very truly yours,

DHT HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Closing Notice]

Acknowledged:

RS Platou Markets, Inc.

By:
Name:
Title:

[Signature Page to Closing Notice]

SCHEDULE I
to
CLOSING NOTICE

Name and Address of Investor	Exact Name Shares are to be Registered In	Number of Common Shares	Number of Preferred Shares	Purchase Amount

TOTAL: